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                                                             September 17, 1996




Kushi Macrobiotics Corp.
Three Stamford Landing
Stamford, Connecticut 06902

Attn: Mr. Daniel A. France

Gentlemen:

    As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

    We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-3, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale by selling security holders of up to (i) 4,442,906 Common Stock Purchase Warrants (the "Warrants"), (ii) 4,442,906 shares of Common Stock underlying the Warrants, and (iii) 1,610,000 shares of the Company's Common Stock, par value $.001 (the "Common Stock") issuable to the holders of said Warrants registered and issued in the Company's initial public offering (collectively, items (i) - (iii), the "Registered Securities"). Our review has also included the exhibits and form of prospectus (the "Prospectus") for the resale of the Registered Securities.

    On the basis of such examination, we are of the opinion that:

           1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

           2. The Warrants identified in item (i) above have been duly and validly authorized and created and have been validly issued and when exercised in accordance their respective terms, the shares of Common Stock identified in item (ii) above will be issued as fully paid and nonassessable shares of Common Stock of the Company.

           3. The Common Stock identified in item (iii) above have been duly and validly authorized and created and, subject to the payment therefore pursuant to their terms, will be duly and validly issued as fully paid and nonassessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."


                                           Very truly yours,



HH&F:p                                     HELLER, HOROWITZ & FEIT, P.C.